UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 15, 2010
Viasystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-29727 (Commission File Number)	43-1777252 (IRS Employer Identification Number)

101 South Hanley Road, Suite 400, St. Louis, MO (Address of principal executive offices)	63105 (Zip Code)
Registrant’s telephone number, including area code: (314) 727-2087
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Definitive Agreement.
On January 15, 2010, Viasystems, Inc. (the “Company”) redeemed all of its outstanding 10.50% Senior Subordinated Notes due 2011 (the “Notes”) in accordance with its redemption notice issued on November 24, 2009 pursuant to the Indenture, dated as of December 17, 2003 (the “Indenture”), among the Company, the guarantors party thereto and The Bank of New York, as Trustee. An amount equal to the redemption price of approximately $105.9 million plus accrued interest of approximately $5.5 million was deposited with The Bank of New York Mellon Trust Company, N.A., as the paying agent, and, in connection with such redemption and deposit, the Indenture has been satisfied and discharged.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2010	By:	/s/ Gerald G. Sax
Gerald G. Sax
Senior Vice President and Chief Financial Officer